  Exhibit 11(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Offering Statement on Form 1-A of our report dated November 19, 2019, relating to the financial statements of Red Oak Capital Fund IV, LLC as of November 8, 2019 and for the period from October 31, 2019 (date of formation) to November 8, 2019. We also consent to the reference to us under the heading “Independent Auditors” in such Offering Statement.

/s/ UHY LLP
Farmington Hills, Michigan
December 27, 2019